EXHIBIT 3
                                                                       ---------


THIS GUARANTEE IS SUBORDINATE TO THE INDEBTEDNESS EVIDENCED BY THAT CERTAIN LOAN AND SECURITY AGREEMENT, DATED APRIL 22, 2004 (THE "SENIOR LOAN AGREEMENT"), AMONG THE COMPANY, TEXTRON FINANCIAL CORPORATION AND THE OTHER SIGNATORIES THERETO, AS SUCH SENIOR LOAN AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. THE TERMS OF THE SUBORDINATION ARE MORE SPECIFICALLY DEFINED IN THAT CERTAIN SUBORDINATION AGREEMENT BY AND AMONG THE FUND, THE COMPANY, TEXTRON FINANCIAL CORPORATION AND THE OTHER SIGNATORIES THERETO. EACH HOLDER OF THIS GUARANTEE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.


                             SUBSIDIARIES' GUARANTEE


         SUBSIDIARIES' GUARANTEE (the "Guarantee"), dated as of August 24, 2004, made by each of the Persons that are signatories hereto (the "Guarantors"), in favor of The 1818 Fund III, L.P. (the "Fund"), as lender pursuant to the Senior Unsecured Promissory Note, dated August 24, 2004 (as amended, supplemented or otherwise modified from time to time, the "Company Note"), in the aggregate principal amount of up to $15,000,000 issued pursuant to the Standby Credit Facility Agreement, dated as of August 24, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between Z-Tel Technologies, Inc. (the "Borrower"), and the Fund.


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to the Credit Agreement, the Fund has agreed to make Loans to Borrower upon the terms and subject to the conditions set forth in the Credit Agreement and the Company Note;

         WHEREAS, the Borrower owns directly or indirectly all of the issued and outstanding stock of each Guarantor;

         WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to make valuable transfers (as determined as provided herein) to some of the Guarantors in connection with the operation of their respective businesses;

         WHEREAS, each Guarantor will derive substantial direct or indirect benefit from the Loans; and

         WHEREAS, it is a condition precedent to the obligation of the Fund to fund the Loans that the Guarantors shall have executed and delivered this Guarantee to the Fund and the Fund would not agree to enter into the Credit Agreement or to fund the Loans without the execution and delivery of this Guarantee by each Guarantor.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration accruing to each Guarantor, the receipt and sufficiency of which is hereby acknowledged, and to induce the Fund to enter into the Credit Agreement and to fund the Loans, the Guarantors hereby agree with the Fund as follows:

         1.       Defined Terms.

                  (a) The defined terms below shall have the following meanings for purposes of this Guarantee:

                  "Applicable Laws" has the meaning given to such term in the Company Note.

                  "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other understanding to which such Person is a party or by which it or any of its property is bound.

                  "Event of Default" has the meaning given to such term in the Company Note.

                  "Obligations" means the collective reference to the unpaid principal of and interest on the Company Note and all other obligations and liabilities of the Borrower to the Fund (including, without limitation, the Premium Amount or interest accruing at the then applicable rate provided in the Company Note after the maturity of the Company Note and interest accruing at the then applicable rate provided in the Company Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Company Note, or the Credit Agreement, or any other document made, delivered or given in connection therewith, whether on account of principal, Premium Amount, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Fund that are required to be paid by the Borrower or the Guarantor pursuant to the terms of the Company Note, Credit Agreement or this Guarantee or any other Transaction Document).

                  (b) Unless otherwise defined herein, terms defined in the Credit Agreement or Company Note and not otherwise defined herein shall have the meanings given to them in the Credit Agreement or Company Note.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2.       Guarantee.

                  (a) Subject to the provisions of paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Fund, their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor, under all applicable federal and state laws, including, without limitations, those relating to the insolvency of debtors, and after giving effect to all applicable rights of contribution, would result in the avoidance or illegality of the obligations of such Guarantor hereunder or under the Transaction Documents. Nothing herein shall be construed to shift to the Fund the burden of proof with respect to the maximum liability of any Guarantor hereunder.

                  (c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Fund in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee.

                  (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Fund hereunder.

                  (e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person, or received or collected by the Fund from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

                  (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Fund on account of its liability hereunder, it will notify the Fund in writing that such payment is made under this Guarantee for such purpose.

                  (g) Notwithstanding anything to the contrary contained in this Section 2, this Guarantee shall be effective with respect to each Guarantor upon execution of this Guarantee subject to, in the case of each individual Guarantor, the receipt of any necessary approvals from state public utility commissions having jurisdiction over any such Guarantor. For the avoidance of doubt, if no such approvals are required with respect to any individual Guarantor, this Guarantee shall be effective with respect to each such Guarantor as of the date hereof.

         3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Fund, and each Guarantor shall remain liable to the Fund for the full amount guaranteed by such Guarantor hereunder.

         4. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by the Fund, no Guarantor shall be entitled to be subrogated to any of the rights of the Fund against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Fund for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Fund by the Borrower on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Fund, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Fund in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Fund, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Fund may determine.

         5. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Fund may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Fund, and the Company Note, the Credit Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Fund may deem advisable from time to time, and any guarantee or right of offset at any time held by the Fund for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Fund shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security (if any) for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Fund may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Fund to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Fund against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Fund upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Fund, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Company Note, the Credit Agreement, any of the Obligations, or any guarantee or right of offset with respect thereto at any time or from time to time held by the Fund (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Fund, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Fund may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Fund to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to exercise any such right of offset, or any release of the Borrower or any such other Person, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Fund against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Fund, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full.

         7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Fund upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         8. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Fund without set-off or counterclaim in U.S. Dollars by wire transfer in immediately available funds, as directed by the Fund in writing.

         9. Representations and Warranties. Each Guarantor hereby represents and warrants that:

                  (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                  (b) has (i) full corporate (or other similar organizational) power and authority and (ii) all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged;

                  (c) is duly qualified as a foreign person, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification;

                  (d) has the corporate (or similar organizational) power and authority and the legal right to execute and deliver, and to perform its obligations under this Guarantee, and has taken all necessary corporate action to authorize its execution, deliver and performance of this guarantee;

                  (e) this Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

                  (f) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

                  (g) except as set forth on Schedule 9(g) hereto, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

                  (h) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (1) with respect to this Guarantee or any of the transactions contemplated hereby, (2) which, if adversely determined, would have or would be reasonably likely to have a material adverse effect on the assets, business, properties, condition (financial or otherwise) or prospects of such Guarantor;

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each Loan by the Borrower on and as of such date as though made hereunder on and as of such date.

         10. Affirmative Covenants. Each Guarantor hereby covenants and agrees with the Fund and its assigns as follows:

                  (a) Company Note Covenants. Each Guarantor shall be bound by the terms of Sections 8.2, 8.4, 8.5, 8.6, 8.7, 8.9 9.1, 9.2, 9.3, 9.4, 9.5,
9.6, 9.7, 9.8 and 9.9 of the Company Note as a primary obligor thereunder.

                  (b) Further Assurances. Each Guarantor shall promptly execute and deliver upon request by the Fund and at the Guarantor's expense, such additional documents, instruments and agreements as the Fund may reasonably determine to be necessary to (i) carry out the provisions of this Guaranty and the transactions and actions contemplated hereby and thereby and (ii) to evidence the Guarantor's obligations hereunder.

         11. Negative Covenants. In addition to the covenants in Section 10 of this Guaranty, each Guarantor hereby covenants and agrees with the Fund and its assigns that each such Guarantor shall not take any action that would result in the Company not being in compliance with Sections 8 or 9 of the Company Note.

         12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile, courier service or personal delivery:

                  (a) if to the Fund, at its address or facsimile number for notices provided under its signature below.

                  (b) if to any Guarantor, at its address or facsimile number for notices set forth under its signature below.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if sent by facsimile. The Fund and each Guarantor may change its address and facsimile numbers for notices by notice in the manner provided in this Section.

         13. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Fund.

         14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Fund relative to the subject matter hereof not reflected herein.

         16.       Amendments in Writing; No Waiver; Cumulative Remedies.

                  (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Fund; provided that any provision of this Guarantee may be waived by the Fund in a letter or agreement executed by the Fund or by signed facsimile transmission from the Fund.

                  (b) The Fund shall not by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Fund, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Fund of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Fund would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         17. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Fund and its successors and assigns.

         19. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR CHOICE OF LAW OR CONFLICT OR LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         20.      Jurisdiction.

                  (a) Any action or proceeding against the Guarantors relating in any way to this Guarantee may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York, and the Guarantors, on behalf of itself and its Subsidiaries, irrevocably consent to the jurisdiction of each such court in respect of any such action or proceeding. The Guarantors, on behalf of itself and its Subsidiaries, and the holder of this Guarantee each irrevocably consent to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such Guarantors at the address for such Guarantors set forth on the signature page hereof, or such other address such Guarantors shall notify the other in writing. The Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The foregoing shall not limit the right of the holder of this Guarantee to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

                  (b) Each Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating this Guarantee in any court located in the Borough of Manhattan, City and State of New York, or located in any other jurisdiction chosen by the holder of this Guarantee in accordance with clause
(a) of this Section. Each Guarantor and the Fund hereby irrevocably waives any claim that a court located in the Borough of Manhattan, City and State of New York is not a convenient forum for any such action or proceeding.

                  (c) Each Guarantor hereby irrevocably waives, to the fullest extent permitted by the applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this Guarantee in the courts of the State of New York, of the United States or of any other country or jurisdiction, and hereby waives any right it might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

         21. WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE FUND HEREBY IRREVOCABLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, OR ARISING OUT OF THIS GUARANTEE.


                [Signature pages follow beginning on next page.]

         IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                   Z-TEL COMMUNICATIONS, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer


                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582



                                   Z-TEL TECHNOLOGIES, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer


                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582

                                   Z-TEL NETWORK SERVICES, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer

                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582



                                   Z-TEL BUSINESS NETWORKS, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer

                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582

                                   Z-TEL, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer


                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582



                                   Z-TEL HOLDINGS, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer


                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582

                                   Z-TEL COMMUNICATIONS OF VIRGINIA, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer


                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582



                                   Z-TEL INVESTMENTS, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer


                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582

                                   TOUCH 1 COMMUNICATIONS, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer


                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582



                                   DirecTEL, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer


                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582
                                   direcCONNECT, INC.

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer


                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582



                                   Z-TEL CONSUMER SERVICES, LLC

                                   By: Touch 1 Communications, Inc.,
                                        its sole member

                                   By:  /s/ Russell A. Pennington
                                        -------------------------------
                                        Name:  Russell A. Pennington
                                        Title: Assistant Treasurer


                                   Address for Notices:

                                        601 S. Harbour Island Blvd.
                                        Suite 210
                                        Tampa, FL  33602
                                        Attention:  Russell A. Pennington
                                        Facsimile:  (813) 233-4582

                             Subsidiaries' Guaranty
                                  Schedule 9(g)
                                    Consents



Public utility Governmental Authorities in the following states may require authorization of the Subsidiary Guarantees of Z-Tel Communications, Inc. and Touch 1 Communications, Inc. before the effectiveness thereof:

Delaware
Georgia
New Jersey
New York
Pennsylvania
Hawaii

Public utility Governmental Authorities in the following states may require notification of the Subsidiary Guarantees of Z-Tel Communications, Inc. and Touch 1 Communications, Inc. before the effectiveness thereof:

Indiana
Kentucky
Maine
Nebraska
New Hampshire
North Carolina
Vermont

Performance under the Guarantee that would affect the telecommunications services offered by Z-Tel Communications, Inc. or Touch 1 Communications, Inc. may require the prior consent of the Federal Communications Commission and or state public utility Governmental Authorities.

Consent of Textron Financial Corporation may be required in the connection with certain performances under the Guarantee, including, without limitation, payments of Obligations that represent payments of other than "Permitted Junior Creditor Indebtedness Payments" as defined in the Subordination Agreement by and among Textron Financial Corporation, the Fund, the Borrower and the Guarantors.